EXHIBIT 4.3

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO WELLS FARGO & COMPANY (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER

ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

CUSIP NO. U94974AL3	PRINCIPAL AMOUNT: $
ISIN US U94974AL37
REGISTERED NO. S-

WELLS FARGO & COMPANY

Subordinated Notes due January 16, 2024

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                                                   ($                    ), as such amount may be adjusted on Schedule I hereto, on January 16, 2024 and to pay interest thereon from November 26, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on January 16 and July 16 of each year (each, an “Interest Payment Date”), commencing July 16, 2014 and at Maturity, at the rate of 4.480% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. The “Regular Record Date” for an Interest Payment Date shall be the 15th calendar day (whether or not a Business Day) prior to such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of Maturity is not a Business Day, the payment of principal and any interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. “Business Day” as used

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herein is a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

[SEAL]

Attest:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

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[Reverse of Note]

WELLS FARGO & COMPANY

Subordinated Notes due January 16, 2024

This Security is one of a duly authorized issue of subordinated securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of August 30, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing with respect to the Securities of this series, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series. References herein to “the Securities of this series” shall refer to the Initial Securities and the Exchange Securities, each as defined in Appendix A hereto.

The indebtedness evidenced by the Securities of this series is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Company, and each Holder of the Securities of this series, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

The Holders of the Securities of this series are entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of November 26, 2013, between the Company and Wells Fargo Securities, LLC, as dealer manager appointed by the Company in respect of the offer by the Company to exchange certain debt securities of the Company for the Securities of this series. Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Rights Agreement. If, (i) by March 26, 2014 (the date that is 120 days following November 26, 2013), a Registration Statement has not been filed, (ii) by May 25, 2014 (the date that is 180 days following November 26, 2013), the Registration Statement has not been declared effective, (iii) by July 9, 2014 (the date that is 225 days following November 26, 2013), neither the Registered Exchange Offer in respect of the Securities of this series is consummated nor, if required in lieu thereof, the Shelf Registration

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Statement in respect of the Securities of this series has not become effective, or (iv) after either the Registration Statement or the Shelf Registration Statement becomes effective, such Registration Statement ceases to be or is not effective or such Registration Statement, or the related prospectus, ceases to be or is not usable as a result of one of the circumstances specified in the Registration Rights Agreement (except with respect to this clause (iv), under certain circumstances, for permitted suspensions totaling up to 90 days (whether or not consecutive) of ineffectiveness or unusability in any 365-day period as described in the paragraph below), in each case following June 25, 2014 (the 210th day after November 26, 2013) (each of (i), (ii), (iii) and (iv), a “Registration Default”), then Additional Interest shall accrue on the principal amount of the Securities of this series at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period during which a Registration Default has continued for more than 90 days, up to a maximum of 0.50% per annum, until, but excluding, the date on which the Registration Default is cured. In no event will Additional Interest accrue on the Securities of this series at a rate exceeding 0.50% per annum. Any amounts of Additional Interest due will be payable in cash on the same Interest Payment Dates as interest on the Securities of this series is payable.

A Registration Default referred to in clause (iv) of the immediately preceding paragraph shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y) either there has occurred a business development or event and the Company determines in its reasonable judgment that disclosure of such development or event is not in the best interest of the Company or the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a period in excess of 90 days (whether or not consecutive) during any 365-day period Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured. Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of the immediately preceding paragraph will be payable in cash on the regular Interest Payment Dates with respect to the Securities of this series. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities of this series, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to January 16, 2024. The Securities of this series will not be entitled to any sinking fund. The Holders of the Securities of this series shall not receive repayment for any additional amounts to compensate such Holders for any United States tax withheld on the Securities of this series.

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The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below and the transfer and exchange provisions set forth in Appendix A hereto, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, in compliance with the transfer and exchange provisions set forth in Appendix A hereto, bearing interest at the same rate,

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having the same date of issuance, Stated Maturity and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Subject to the rights of holders of Senior Debt of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 17 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security (including Appendix A hereto) which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

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the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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Schedule I

Schedule of Increases or Decreases in Global Security

The initial principal amount of this Global Security is [$                    ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Increase or Decrease	Signature of Authorized Signatory of Trustee or Security Registrar

TRANSFER AND EXCHANGE PROVISIONS RELATING TO

SUBORDINATED NOTES DUE JANUARY 16, 2024

1.	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the applicable restricted securities legend set forth in Section 2 of this Appendix A.

“Exchange Securities” means Securities of this series issued in exchange for the Initial Securities pursuant to a Registered Exchange Offer.

“Initial Securities” means the Subordinated Notes due January 16, 2024 issued under the Indenture to QIBs in reliance on Section 4(a)(2) of the Securities Act and in reliance on Regulation S.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means an offer by the Company pursuant to the Registration Rights Agreement to certain Holders of Initial Securities of a like aggregate principal amount of Exchange Securities registered under the Securities Act in exchange for such Initial Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” means, collectively, one or more Global Securities representing Initial Securities initially issued to persons in reliance on Regulation S with the applicable restricted securities legend set forth in Section 2 of this Appendix A.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” means, collectively, one or more Global Securities representing Initial Securities initially issued to QIBs in reliance on Section 4(a)(2) of the Securities Act with the applicable restricted securities legend set forth in Section 2 of this Appendix A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security or any successor person thereto, who shall initially be Wells Fargo Bank, N.A., the Paying Agent for the Securities of this series.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means the Securities of this series that bear or are required to bear one of the legends set forth in Section 2 of this Appendix A.

2.	Legends.

(a)        Rule 144A Global Security.  Except as permitted by the following paragraphs (c), (d) and (e), each certificate evidencing the Global Securities and the Definitive Securities of any Securities of this series (and all Securities issued in exchange therefor or in substitution thereof), except for those issued to non-U.S. persons under Regulation S under the Securities Act, shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO WELLS FARGO & COMPANY (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR

REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(b)        Regulation S Global Security.  Except as permitted by the following paragraphs (c), (d) and (e), each certificate evidencing the Global Securities and the Definitive Securities of Securities of this series (and all Securities issued in exchange therefor or in substitution thereof), issued to non-U.S. persons under Regulation S under the Securities Act shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO WELLS FARGO & COMPANY (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO

TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(c)        Rule 144 Transfers.    Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(i)        in the case of any Transfer Restricted Security that is a Definitive Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security of this series that does not bear the legend set forth in Sections 2(a) or (b), as the case may be, of this Appendix A and rescind any restriction on the transfer of such Transfer Restricted Security; and

(ii)       in the case of any Transfer Restricted Security that is represented by a Global Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security of this series that does not bear the legend set forth in Sections 2(a) or (b), as the case may be, of this Appendix A and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth in Appendix B hereto and, if requested by the Company or the Trustee, provides an opinion of counsel as to the legality of such transfer and the rescission of restrictions on transfer pursuant to clauses (i) or (ii) of this Section 2(c), as the case may be).

(d)        Shelf Registration Statement Transfers.  After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, if such a transfer of Initial Securities is registered pursuant to such Shelf Registration Statement all requirements pertaining to restricted securities legends on such Initial Security will cease to apply, and an Initial Security in global form without restricted security legends will be available to the transferee of the beneficial interests of such Initial Securities. Upon the effectiveness of a Shelf Registration Statement the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities of this series without restricted security legends upon the registered transfer thereof.

(e)        Registered Exchange Offer.  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without restricted security legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the consummation of a Registered Exchange Offer, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Exchange Securities without restricted security legends.

(f)        Applicable Procedures for Delegending.  After one year has elapsed following the date of original issuance of any Transfer Restricted Security, if such Transfer Restricted Securities are freely tradeable pursuant to Rule 144 under the Securities Act by Holders who are not Affiliates (as defined in Rule 144 under the Securities Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement has been satisfied), the Company may at its option instruct the Trustee in writing to remove the applicable legend set forth above from such Securities by delivering to the Trustee a certificate in the form of Appendix C hereto, and upon such instruction such legend shall be deemed removed from any Global Securities representing the Securities of this series without further action on the part of Holders. Upon any such removal, the Company shall: (1) notify Holders of the Securities of this series that such legend has been removed or deemed removed; and (2) instruct the Depositary to change the CUSIP number for the Securities of this series to the unrestricted CUSIP number for the Securities of this series. At such time as the Company instructs the Trustee to remove the restrictive legend from the Securities of this series, such legend will be deemed removed from any Global Securities.

Notwithstanding any provision of this Section 2(f) to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), each reference in this Section 2(f) to “one year” shall be deemed for all purposes hereof to be references to such changed period, provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 2(f) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

3.	Transfer and Exchange.

(a)        Transfer and Exchange of Definitive Securities.  When Definitive Securities of Securities of this series issued pursuant to the Indenture (or issued in exchange therefor or in substitution therefor) are presented to the Security Registrar with a request:

(i)         to register the transfer of such Definitive Securities; or

(ii)        to exchange such Definitive Securities for an equal principal amount of Definitive Securities of such series of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange if permitted under the Indenture and Section 2 of this Appendix A; provided, however, that in the event that the Definitive Securities surrendered for transfer or exchange are Transfer Restricted Securities, such Definitive Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)

if such Definitive Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)	if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)

if such Definitive Securities are Transfer Restricted Securities that are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, such Securities may be transferred only in accordance with such procedures as are substantially consistent with the provisions of this Appendix A (including the certification requirements set forth in Appendix B hereto) and such other procedures as may from time to time be adopted by the Company.

(b)        Transfer and Exchange of Global Securities.  In the event that a Global Security issued pursuant to the Indenture (or issued in exchange therefor or in substitution therefor) is exchanged for Definitive Securities prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, the Securities of this series may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Appendix A (including the certification requirements set forth in Appendix B hereto and such other procedures as may from time to time be adopted by the Company.

(c)        Rule 144A Global Security to Regulation S Global Security.  If the owner of a beneficial interest in a Rule 144A Global Security issued pursuant to the Indenture wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Section 3(c) and the applicable rules and procedures of the Depositary. Upon receipt by the Security Registrar of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in such Regulation S Global Security in a specified principal amount be credited to a specified account and that a beneficial interest in such Rule 144A Global Security in an equal principal amount be debited from another specified account and (B) a certificate in the form of Appendix B hereto, satisfactory to the Security Registrar and duly executed by the owner of such beneficial interest in such Rule 144A Global Security or his attorney duly authorized in writing, then the Security Registrar shall reduce the principal amount of such Rule 144A Global Security and increase the principal amount of such Regulation S Global Security by such specified principal amount.

(d)        Regulation S Global Security to Rule 144A Global Security.  If the owner of a beneficial interest in a Regulation S Global Security issued pursuant to the Indenture wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this Section 3(d) and the applicable rules and procedures of the Depositary. Upon receipt by the

Security Registrar of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in such Rule 144A Global Security in a specified principal amount be credited to a specified account and that a beneficial interest in such Regulation S Global Security in an equal principal amount be debited from another specified account and (B) a certificate in the form of Appendix B hereto, satisfactory to the Security Registrar and duly executed by the owner of such beneficial interest in such Regulation S Global Security or his attorney duly authorized in writing, then the Security Registrar shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of such Rule 144A Global Security by such specified principal amount.

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Wells Fargo & Company

Office of the Corporate Secretary

Wells Fargo Center

MAC N9305-173

Sixth and Marquette Avenue

Minneapolis, Minnesota 55479

The Bank of New York Mellon Trust Company,

  National Association

101 Barclay Street

New York, New York 10286

Wells Fargo Bank, N.A.

Corporate Trust Services

625 Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Subordinated Notes due January 16, 2024 (the “Notes”)

Reference is hereby made to the Indenture, dated as of August 30, 1999 (the “Indenture”), between Wells Fargo & Company (the “Company”), and The Bank of New York Mellon Trust Company, National Association, as trustee and successor in interest to The First National Bank of Chicago. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                        (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $                             (the “Transfer”), to                                                           (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Security or a Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Rule 144A Global Security or the Definitive Security, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Rule 144A Global Security and/or the Definitive Security or otherwise contained in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Regulation S distribution compliance period, the transfer is not being made to a U.S. person (as defined in Regulation S) or for the account or benefit of a U.S. person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Regulation S Global Security or the Definitive Security, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Regulation S Global Security and/or a Definitive Security or otherwise contained in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Global Security or Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Securities or Definitive Securities that are Transfer Restricted Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in a Global Security or Definitive Security that is not a Transfer Restricted Security.

(a)  ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Global Security or Definitive Security and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Global Security or Definitive Security and the restricted security legend will not be required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Global Security or Definitive Security, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Global Security or the Definitive Security.

(b)  ☐  Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Global Security or Definitive Security and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Global Security or Definitive Security and the restricted security legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Global Security or Definitive Security, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Global Security or Definitive Security.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Security (CUSIP 949746RC7); or

(ii)	☐ Regulation S Global Security (CUSIP U94974AL3); or

(b)	☐ a Definitive Security that is a Transfer Restricted Security.

2.	After the Transfer, the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Security (CUSIP 949746RC7); or

(ii)	☐ Regulation S Global Security (CUSIP U94974AL3); or

(iii)	☐ Global Security that is not a Transfer Restricted Security (CUSIP 949746RE3); or

(b)	☐ a Definitive Security that is a Transfer Restricted Security; or

(c)	☐ a Definitive Security that is not a Transfer Restricted Security, in accordance with the terms of the Indenture.

APPENDIX C

FORM OF FREE TRANSFERABILITY CERTIFICATE

[date]

The Bank of New York Mellon Trust Company,

  National Association

101 Barclay Street

New York, NY 10286

Re:	Subordinated Notes due January 16, 2024; CUSIP: 949746RC7/U94974AL3

Dear Sir/Madam:

Reference is hereby made to the Indenture, dated as of August 30, 1999 (the “Indenture”), between Wells Fargo & Company (the “Company”), and The Bank of New York Mellon Trust Company, National Association, as trustee and successor in interest to The First National Bank of Chicago. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the Subordinated Notes due [                    ], issued pursuant to the Indenture (the “Notes”), have become freely tradable without restrictions by non-affiliates of the Company pursuant to Rule 144(b)(1) under the Securities Act, in accordance with Appendix A to the Notes the Company hereby instructs you that:

(i) the relevant restricted security legend described in Appendix A to the Notes and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii) the applicable restricted CUSIP number and restricted ISIN number for the Notes shall be deemed removed from the Notes and replaced with the unrestricted CUSIP number (949746RE3) and unrestricted ISIN number (US 949746RE36), respectively, set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders.

WELLS FARGO & COMPANY

By:

Name:
Title: